Exhibit 10.1

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 (“Amendment”) to the Employment Agreement, dated November 9, 2005, between Luby’s, Inc., a Delaware corporation (“Company”), and Christopher J. Pappas, a resident of Houston, Texas (“Executive”) is executed as of November 19, 2009, (the “Effective Date”). For purposes of this Amendment, “Luby’s” or the “Company” shall include the subsidiaries of Company.

RECITALS

WHEREAS, the parties entered into the following agreements:

(1) Employment Agreement, dated November 9, 2005

(2) Amendment No. 1 to Employment Agreement, dated October 29, 2007

(3) Amendment No. 2 to Employment Agreement, dated November 19, 2008

(Collectively referred to as “Agreements”);

WHEREAS, the parties desire to modify said Agreements as hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, said Agreements shall be modified as follows, as of the effective date:

1. Section 4 of the Agreements is hereby amended and restated as follows:

“4. Compensation. Executive’s compensation during his employment under the terms of this Agreement shall be as follows:

(a) Base Salary. Commencing November 19, 2009, Luby’s shall pay to Executive a fixed annual base salary (the “Base Salary”) of Two Hundred and Fifty Thousand Dollars ($250,000) for each year. The Base Salary shall be payable in equal, semi-monthly installments on or about the 15th day and last day of each month or at such other times and in such installments as may be agreed between Luby’s and Executive. All payments shall be subject to the deduction of payroll taxes, income tax withholdings, and similar deductions and withholdings as required by law.

(b) Bonus. During each year of the Term, in addition to the Base Salary, Executive shall be eligible but not entitled to receive incentive compensation in an amount that the independent Board of Directors of the Company or an authorized Committee, shall determine, solely based upon the Company’s performance relative to Board-approved goals relating to the Company’s achievement of same-store sales (50%) and earnings before interest, taxes, depreciation and amortization (50%) targets.”

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

LUBY’S, INC.		CHRISTOPHER J. PAPPAS

By:	/s/ Gasper Mir, III	/s/ Christopher J. Pappas
Name:	GASPER MIR, III
Title:	CHAIRMAN OF THE BOARD